Exhibit 99.1

W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000	NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	Karen A. Horvath
Vice President — External
Financial Communications
(203) 629-3000
W. R. BERKLEY CORPORATION REPORTS FIRST QUARTER RESULTS
NET INCOME PER SHARE UP 11% TO $1.03
     Greenwich, CT, April 24, 2008 — W. R. Berkley Corporation (NYSE: WRB) today reported net income for the first quarter of 2008 of $1.03 per share, or $188 million, compared with 93 cents per share, or $188 million, for the first quarter of 2007. Operating income for the first quarter of 2008 was 83 cents per share, or $153 million, compared with 91 cents per share, or $184 million, for the corresponding quarter of 2007. Operating income is a non-GAAP financial measure defined by the Company as net income excluding realized investment gains and losses.
Summary Financial Data
(Amounts in thousands, except per share data)

	First Quarter
	2008	2007
Gross premiums written	$1,285,173	$1,383,362
Net premiums written	1,157,565	1,254,772

Income before income taxes	264,311	267,943
Net income	188,438	188,426
Net income per diluted share	1.03	0.93

Operating income	153,326	183,630
Operating income per diluted share	0.83	0.91

W. R. Berkley Corporation	Page 2
First quarter 2008 highlights included:
•	Return on equity was 21.1% on an annualized basis.

•	GAAP combined ratio was 90.2%.

•	Paid loss ratio was 46.5%.

•	The Company repurchased 10.4 million shares of its common stock.
     Commenting on the Company’s performance, William R. Berkley, chairman and chief executive officer, said: “We were generally pleased with our overall performance for the quarter. Our underwriting results were in line with our expectations. The quarterly decline in our investment income was a result of lower returns on our alternative investment portfolio, principally from reduced profits from our arbitrage accounts. In addition, investment income was impacted by the $750 million we utilized over the past twelve months to repurchase our stock.
     “Our operating units continue to perform well and are maintaining the appropriate level of underwriting discipline. We remain risk averse investors, constantly adjusting our portfolio mix to reflect the current economic climate. We have invested a somewhat larger portion of our portfolio with a focus on achieving capital gains as well as ordinary investment income. We believe this will give us a better total return in the current environment. We are optimistic that our return on equity after tax in the current year will continue to comfortably exceed our long-term targeted return,” Mr. Berkley concluded.

W. R. Berkley Corporation	Page 3
Webcast Conference Call
     The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on Friday, April 25, 2008 at 9:30 a.m. eastern time. The conference call will be webcast live on the Company’s website at www.wrberkley.com. A recording of the call will be available on the Company’s website approximately two hours after the end of the conference call.
About W. R. Berkley Corporation
     Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates in five segments of the property casualty insurance business: specialty insurance, regional property casualty insurance, alternative markets, reinsurance and international.
Forward Looking Information
     This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2008 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to, the cyclical nature of the property casualty industry, the long-tail and potentially volatile nature of the insurance and reinsurance business, product demand and pricing, claims development and the process of estimating reserves, the uncertain nature of damage theories and loss amounts, natural and man-made catastrophic losses, including as a result of terrorist activities, the impact of competition, the success of our new ventures or acquisitions and the availability of other opportunities, the availability of reinsurance, exposure as to coverage for terrorist acts, our retention under the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”), the ability of our reinsurers to pay reinsurance recoverables owed to us, investment risks, including those of our portfolio of fixed income securities and investments in equity securities, including merger arbitrage investments, exchange rate and political risks relating to our international operations, legislative and regulatory developments, including those related to alleged anti-competitive or other improper business practices in the insurance or reinsurance industry, changes in the ratings assigned to us by ratings agencies, the availability of dividends from our insurance company subsidiaries, our ability to attract and retain qualified employees, and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks could cause actual results of the industry or our actual results for the year 2008 and beyond to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. Any projections of growth in the Company’s net premiums written and management fees would not necessarily result in commensurate levels of underwriting and operating profits. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
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W.R. Berkley Corporation	Page 4
Consolidated Financial Summary
(Amounts in thousands, except per share data)

	First Quarter
	2008	2007
Revenues:
Net premiums written	$1,157,565	$1,254,772
Change in unearned premiums	(33,256)	(99,839)

Premiums earned	1,124,309	1,154,933
Net investment income	144,497	165,421
Service fees	27,112	25,993
Realized investment gains	54,026	7,390
Revenues from wholly owned investees	24,888	4,804
Other income	372	480

Total revenues	1,375,204	1,359,021

Expenses:
Losses and loss expenses	683,041	685,147
Other operating expenses	380,173	380,621
Expenses from wholly-owned investees	24,935	4,610
Interest expense	22,744	20,700

Total expenses	1,110,893	1,091,078

Income before income taxes and minority interest	264,311	267,943

Income tax expense	(75,706)	(79,135)
Minority interest	(167)	(382)

Net Income	$188,438	$188,426

Earnings per share:
Basic	$1.07	$0.98

Diluted	$1.03	$0.93

Average shares outstanding:
Basic	176,699	193,199
Diluted	183,804	202,076

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W. R. Berkley Corporation	Page 5
Operating Results by Segment
(Amounts in thousands, except ratios (1))

	First Quarter
	2008	2007
Specialty:
Gross premiums written	$428,142	$457,852
Net premiums written	397,787	433,975
Premiums earned	429,336	443,455
Pre-tax income	112,786	127,712
Loss ratio	58.1%	58.0%
Expense ratio	27.6%	26.0%
GAAP combined ratio	85.7%	84.0%

Regional (2):
Gross premiums written	$372,995	$377,418
Net premiums written	323,576	325,373
Premiums earned	311,269	304,367
Pre-tax income	37,804	55,321
Loss ratio	63.6%	58.6%
Expense ratio	31.1%	31.0%
GAAP combined ratio	94.7%	89.6%

Alternative Markets:
Gross premiums written	$268,084	$280,428
Net premiums written	238,037	250,523
Premiums earned	155,209	162,664
Pre-tax income	60,982	67,718
Loss ratio	57.5%	56.2%
Expense ratio	23.8%	22.6%
GAAP combined ratio	81.3%	78.8%

Reinsurance:
Gross premiums written	$136,465	$205,182
Net premiums written	129,646	190,861
Premiums earned	152,434	185,278
Pre-tax income	33,289	46,407
Loss ratio	64.0%	64.6%
Expense ratio	34.7%	32.2%
GAAP combined ratio	98.7%	96.8%

International:
Gross premiums written	$79,487	$62,482
Net premiums written	68,519	54,040
Premiums earned	76,061	59,169
Pre-tax income	10,646	7,371
Loss ratio	64.0%	65.2%
Expense ratio	34.0%	31.9%
GAAP combined ratio	98.0%	97.1%

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W. R. Berkley Corporation	Page 6
Operating Results by Segment (continued)
(Amounts in thousands, except ratios (1))

	First Quarter
	2008	2007
Corporate and Eliminations:
Realized investment gains	$54,026	$7,390
Interest	(22,744)	(20,700)
Other revenues and expenses (3)	(22,478)	(23,276)
Pre-tax income (loss)	8,804	(36,586)

Total:
Gross premiums written	$1,285,173	$1,383,362
Net premiums written	1,157,565	1,254,772
Premiums earned	1,124,309	1,154,933
Pre-tax income	264,311	267,943
Loss ratio	60.8%	59.3%
Expense ratio	29.4%	28.2%
GAAP combined ratio	90.2%	87.5%

(1)	Loss ratio is losses and loss expenses expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. Underwriting expenses do not include expenses related to insurance services or unallocated corporate expenses. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

(2)	For the first quarter of 2008 and 2007, weather-related losses were $14 million and $6 million, respectively.

(3)	Other revenues and expenses include corporate investment income, expenses not allocated to the business segments and revenues and expenses from investments in wholly-owned, non-insurance subsidiaries that are consolidated for financial reporting purposes.

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W. R. Berkley Corporation	Page 7
Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	March 31,	December 31,
	2008	2007
Net invested assets (1)	$13,055,869	$13,188,302
Total assets	16,834,811	16,832,170
Reserves for losses and loss expenses	8,835,741	8,678,034
Senior notes and other debt	1,110,318	1,121,793
Junior subordinated debentures	249,431	249,375
Stockholders’ equity (2)	3,448,740	3,569,775
Shares outstanding (2)	170,472	180,321
Stockholders’ equity per share	20.23	19.80

(1)	Net invested assets include investments, cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.

(2)	Stockholders’ equity includes after-tax unrealized gains from investments and currency translation adjustments of $52 million and $67 million as of March 31, 2008 and December 31, 2007, respectively. During the first quarter of 2008, the Company repurchased 10.4 million shares of its common stock for $294 million.

W. R. Berkley Corporation	Page 8
Supplemental Information
(Amounts in thousands)

	First Quarter
	2008	2007
Reconciliation of operating income to net income:
Operating income (1)	$153,326	$183,630
Realized investment gains, net of taxes	35,112	4,796

Net income	$188,438	$188,426

Return on equity (2):

Net income	21.1%	22.6%
Operating income	17.2%	22.0%

Cash flow from operations	$201,720	$357,221

Investments
Fixed income	$122,031	$119,812
Arbitrage trading account	4,015	22,200
Equities, including affiliates	18,451	23,409

Total investment income	144,497	165,421
Realized gains	72,705	7,390
Other than temporary impairments	(18,679)	—

Total return	$198,523	$172,811

(1)	Net operating income is a non-GAAP financial measure defined by the Company as net income excluding realized investment gains and losses. Management believes that excluding realized investment gains and losses, which result primarily from changes in general economic conditions, provides a useful indicator of trends in the Company’s underlying operations.

(2)	Return on equity represents net income and net operating income expressed on an annualized basis as a percentage of beginning of year stockholders’ equity.